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wasserstein logo                         Wasserstein, Perella & Co., Inc.
                                         31 West 52nd Street
                                         New York, New York 10019
                                         Tel: (212) 969-2700
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                           OFFER TO PURCHASE FOR CASH
                      AN AGGREGATE OF 17,860,124 SHARES OF
                                  COMMON STOCK
                                      AND
                SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
     (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                                  CONRAIL INC.
                                       AT
                              $92.50 NET PER SHARE
                                       BY

                            GREEN ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                CSX CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 15, 1996, UNLESS THE OFFER IS EXTENDED.

                                                                October 16, 1996

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Green Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of CSX Corporation, a Virginia corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase an aggregate of 17,860,124 shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (as amended, the "Rights Agreement") at a price of $92.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 16, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. All references herein to the Common Shares, ESOP Preferred Shares or Shares shall include the associated Rights.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THE RECEIPT BY PURCHASER, PRIOR TO THE EXPIRATION OF THE OFFER, OF AN INFORMAL WRITTEN OPINION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO PURCHASER FROM THE STAFF OF THE SURFACE TRANSPORTATION BOARD (THE "STB"), WITHOUT THE IMPOSITION OF ANY CONDITIONS UNACCEPTABLE TO PURCHASER, THAT THE USE OF A VOTING TRUST (THE "VOTING TRUST") IN SUBSTANTIALLY THE FORM CONTEMPLATED BY THE MERGER AGREEMENT IS CONSISTENT WITH THE POLICIES OF THE STB AGAINST UNAUTHORIZED ACQUISITIONS OF CONTROL OF A REGULATED CARRIER (SUCH CONDITION, THE "VOTING TRUST CONDITION"),
(2) THE RECEIPT BY PURCHASER, PRIOR TO THE EXPIRATION OF THE OFFER, OF AN INFORMAL STATEMENT FROM THE PREMERGER NOTIFICATION OFFICE OF THE FEDERAL TRADE COMMISSION THAT THE TRANSACTIONS CONTEMPLATED BY THE OFFER, THE MERGER AGREEMENT AND THE COMPANY STOCK OPTION AGREEMENT (AS DEFINED IN THE OFFER TO PURCHASE) ARE NOT SUBJECT TO, OR ARE EXEMPT FROM, THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"), OR IN THE ABSENCE OF THE RECEIPT OF SUCH INFORMAL STATEMENT, ANY APPLICABLE WAITING PERIOD UNDER THE HSR ACT SHALL HAVE EXPIRED OR BEEN TERMINATED, (3) PARENT AND PURCHASER OBTAINING, PRIOR TO THE EXPIRATION OF THE OFFER, SUFFICIENT FINANCING, ON TERMS REASONABLY ACCEPTABLE TO PARENT, TO ENABLE CONSUMMATION OF THE OFFER AND THE MERGER AND (4) THERE BEING AT LEAST 17,860,124 SHARES VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER.
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     For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

     1. Offer to Purchase, dated October 16, 1996;

     2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach IBJ Schroder Bank & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A letter to shareholders of the Company from David M. LeVan, Chairman, President and Chief Executive Officer, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

     5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. Return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase, by accepting for payment, and will pay for, an aggregate of 17,860,124 Shares validly tendered prior to the Expiration Date promptly after the later to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions set forth in "Conditions of the Offer" of the Offer to Purchase. For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company pursuant to the procedures set forth in "Procedures for Tendering Shares" of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

     Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager and the Information Agent as described in "Fees and Expenses" of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 15, 1996, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under "Procedures for Tendering Shares" of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed materials may be obtained from the undersigned, at Wasserstein Perella & Co., Inc., telephone (212) 969-2700 (Collect) or by calling the Information Agent, MacKenzie Partners, Inc., telephone 1-800-322-2885 (Toll Free), or from brokers, dealers, commercial banks or trust companies.

                                         Very truly yours,

                                         Wasserstein Perella & Co., Inc.
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     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.